UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CABALETTA BIO, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CABALETTA BIO, INC.

2929 Arch Street, Suite 600

Philadelphia, PA 19104

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To be held June 1, 2023

Notice is hereby given that the 2023 Annual Meeting of Stockholders, or Annual Meeting, of Cabaletta Bio, Inc., will be held online on June 1, 2023 at 9:00 a.m. Eastern Time. This year’s Annual Meeting will be a virtual meeting, which will be conducted via live webcast. You may attend the meeting virtually via the Internet by registering at www.proxydocs.com/CABA, where you will be able to vote electronically and submit questions. You will need the control number included with the Notice of Internet Availability of Proxy Materials being mailed to you separately in order to attend the Annual Meeting. The purpose of the Annual Meeting is the following:

1.

To elect one class I director to our board of directors, to serve until the 2026 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal;

2.	To approve an amendment to our 2019 Stock Option and Incentive Plan, as described herein;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

4.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The proposal for the election of directors relates solely to the election of one class I director nominated by the board of directors.

Only Cabaletta Bio, Inc. stockholders of record at the close of business on April 3, 2023, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

Cabaletta Bio, Inc. is following the Securities and Exchange Commission’s “Notice and Access” rule that allows companies to furnish their proxy materials by posting them on the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of the accompanying proxy statement and our Annual Report for the fiscal year ended December 31, 2022, or 2022 Annual Report. We plan to mail the Notice on or about April 21, 2023, and it contains instructions on how to access both the 2022 Annual Report and accompanying proxy statement over the Internet. This method provides our stockholders with expedited access to proxy materials and not only lowers the cost of printing and distribution but also reduces the environmental impact of the Annual Meeting. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice.

To be admitted to the Annual Meeting and vote your shares, you must register in advance at www.proxydocs.com/CABA prior to the meeting and provide the control number as provided described in the Notice, or proxy card, or voting instruction form at www.proxydocs.com/CABA. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. Please see the “General Information” section of the proxy statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform.

Your vote is important. Whether or not you expect to attend the virtual meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card. Even if you have voted by proxy, you may still vote at the virtual meeting. Please note, however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By order of the Board of Directors,

/s/ Steven Nichtberger
Steven Nichtberger, M.D. President and Chief Executive Officer

Philadelphia, Pennsylvania

April 21, 2023

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS	1
GENERAL INFORMATION	2
PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTOR	8
PROPOSAL NO. 2 – TO APPROVE AN AMENDMENT TO THE COMPANY’S 2019 STOCK OPTION AND INCENTIVE PLAN	13
PROPOSAL NO. 3 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS CABALETTA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023	21
CORPORATE GOVERNANCE	23
EXECUTIVE COMPENSATION	32
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	40
PRINCIPAL STOCKHOLDERS	42
REPORT OF THE AUDIT COMMITTEE	45
HOUSEHOLDING	46
STOCKHOLDER PROPOSALS	46
OTHER MATTERS	47

ANNEX A - 2019 STOCK OPTION AND INCENTIVE PLAN AND AMENDMENT NO. 1 THERETO	A-1

CABALETTA BIO, INC.

2929 Arch Street, Suite 600

Philadelphia, PA 19104

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 1, 2023

This proxy statement contains information about the 2023 Annual Meeting of Stockholders, or the Annual Meeting, of Cabaletta Bio, Inc., which will be held online on June 1, 2023 at 9:00 a.m. Eastern Time. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/CABA, where you will be able to vote electronically and submit questions. The board of directors of Cabaletta Bio, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Cabaletta,” the “Company,” “we,” “us,” and “our” refer to Cabaletta Bio, Inc. The mailing address of our principal executive offices is Cabaletta Bio, Inc., 2929 Arch Street, Suite 600, Philadelphia, PA 19104.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in this proxy statement and the accompanying proxy card. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We are mailing to our stockholders a Notice of Internet Availability of proxy materials and our 2022 Annual Report on or about April 21, 2023.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in October 2019; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 1, 2023:

This proxy statement and our 2022 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxydocs.com/CABA.

A copy of our 2022 Annual Report, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Cabaletta Bio, Inc., 2929 Arch Street, Suite 600, Philadelphia, PA 19104, Attention: Corporate Secretary. This proxy statement and our 2022 Annual Report are also available on the SEC’s website at www.sec.gov.

CABALETTA BIO, INC.

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why are you holding a virtual Annual Meeting?

This year’s Annual Meeting will be a “virtual meeting” of stockholders. We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management.

How can I virtually attend the Annual Meeting?

To attend and participate in the Annual Meeting, stockholders will need to access the live webcast of the meeting. To do so, stockholders of record will need to visit www.proxydocs.com/CABA and enter the control number provided in the Notice of Internet Availability of Proxy Materials, or the Notice, to preregister for the Annual Meeting prior to the deadline of June 1, 2023 at 9:00 a.m. Eastern Time, and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Upon completing the registration, stockholders will receive further instructions via email, including a unique link to access the Annual Meeting.

The live webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time on June 1, 2023. We encourage stockholders to login to this website and access the webcast before the Annual Meeting’s start time by following the instructions in the email received on the morning of the Annual Meeting. You should allow ample time in advance of the meeting. Additionally, questions regarding how to attend and participate via the Internet can be answered by following the assistance instructions included at www.proxydocs.com/CABA or by calling the phone number provided in the email received on the morning of the Annual Meeting.

If you wish to submit a question during the Annual Meeting, you may log into, and submit a question on, the virtual meeting platform using the unique link provided to you via email following the completion of your registration at www.proxydocs.com/CABA and following the instructions there. Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct and Procedures, which will address the ability of stockholders to ask questions during the meeting and rules for how questions will be recognized and addressed. The Annual Meeting’s Rules of Conduct and Procedures will be available on www.proxydocs.com/CABA prior to the Annual Meeting.

How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please refer to the email received the morning of the Annual Meeting.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We are mailing to our stockholders a Notice instead of a paper copy of the accompanying proxy statement and our 2022 Annual Report on or about April 21, 2023, and it contains instructions on how to access those documents over the Internet. You will need the control number included on the Notice, proxy card or voting instruction form to access these materials. If you would like to receive a print version of the Proxy Materials, free of charge, please follow the instructions on the Notice.

Who is soliciting my vote?

Our Board of Directors, or the board of directors, is soliciting your vote for the Annual Meeting, including at any adjournments or postponements of the meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 3, 2023.

How many votes can be cast by all stockholders?

There were 29,480,230 shares of our voting common stock, par value $0.00001 per share, outstanding on April 3, 2023, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. None of our shares of preferred stock were outstanding as of April 3, 2023. As of April 3, 2023, there were 1,860,759 shares of non-voting common stock, par value $0.00001 per share, outstanding. The shares of non-voting stock are not entitled to vote on the proposals presented at the Annual Meeting.

Who is entitled to vote?

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our virtual Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock on your own behalf at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Note you should also be receiving a voting instruction form for you to use from your broker. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	By Internet. You may vote at www.proxypush.com/CABA, 24 hours a day, seven days a week. You will need the control number included on your Notice or proxy card.

•

During the Annual Meeting. You may vote in person virtually by attending the meeting through www.proxydocs.com/CABA. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting and provide the control number located on your Notice or proxy card.

•	By Telephone. You may vote using a touch-tone telephone by calling 1-866-430-8263, 24 hours a day, seven days a week. You will need the control number included on your Notice or proxy card.

•	By Mail. You may vote by completing and mailing your proxy card.

Even if you plan to participate in our virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

By Proxy

If you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I revoke my proxy?

You may revoke your proxy by (1) entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet or via telephone, (2) attending and voting at the Annual Meeting online (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Cabaletta Bio, Inc., 2929 Arch Street, Suite 600, Philadelphia, PA 19104, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained. There were 29,480,230 shares of common stock outstanding and entitled to vote on April 3, 2023, our record date. Therefore, a quorum will be present if 14,740,116 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Third Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions, votes withheld and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 and Proposal 2 are “non-discretionary” items. If you do not instruct your broker how to vote your shares with respect to these proposals, your broker may not vote for these proposals, and those shares will be counted as broker “non-votes.”

To be elected, the director nominated via Proposal No. 1 must receive a plurality of the votes properly cast on the election of the director. You may vote for the director nominee or withhold authority to vote your shares with respect to the director nominee. Shares voting “withheld” have no effect on the election of the director. Broker non-votes are not considered votes cast and will have no effect on the election of the director.

To approve the Amendment to our 2019 Stock Option and Incentive Plan (“2019 Plan”) via Proposal No. 2, the proposal must receive the affirmative vote of a majority of the votes properly cast “For” and “Against” the proposal. Abstentions and broker non-votes will not be counted “For” or “Against” this proposal and will have no effect on this proposal.

To ratify the appointment of our independent registered public accounting firm via Proposal No. 3, the proposal must receive the affirmative vote of a majority of the votes properly cast “For” and “Against” the proposal. Proposal No. 3 is considered to be a discretionary item, and your brokerage firm will be able to vote your shares on this proposal even if it does not receive instructions from you. Abstentions and broker non-votes, if any, will not be counted “For” or “Against” this proposal and will have no effect on this proposal.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies. We have also engaged MacKenzie Partners, Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies and provide related advice and informational support, for a fee of up to approximately $19,500, plus fees for additional services, if needed, and reimbursement of certain out-of-pocket expenses, which fees will be borne by us. We have also agreed to indemnify and hold MacKenzie Partners, Inc. and its directors, officers, employees and agents harmless against losses that arise out of or relate to the services they are providing to us, except for losses that result from willful misconduct or bad faith.

How may stockholders submit matters for consideration at an Annual Meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2024 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 23, 2023. In addition, to comply with the SEC’s new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice by the same deadline noted herein to present matters at the 2024 Annual Meeting of Stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b). If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I find out the results of the voting at the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

OVERVIEW OF PROPOSALS

This Proxy Statement contains three proposals requiring stockholder action. Proposal No. 1 requests the election of one Class I director to our board of directors. Proposal No. 2 requests approval of an amendment to our 2019 Stock Option and Incentive Plan. Proposal No. 3 requests the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTOR

Our board of directors currently consists of five members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the class I director is Scott Brun, M.D., and his term will expire at the Annual Meeting;

•	the class II directors are Catherine Bollard, MBChB, M.D., and Richard Henriques, MBA, and their terms will expire at the annual meeting of stockholders to be held in 2024; and

•	the class III directors are Steven Nichtberger, M.D., and Mark Simon, MBA, and their terms will expire at the annual meeting of stockholders to be held in 2025.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least seventy-five percent (75%) or more of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Scott Brun, M.D., for election as the class I director at the Annual Meeting. The nominee is presently a director, and he has indicated a willingness to continue to serve as a director, if elected. If a nominee becomes unable or unwilling to serve, however, the properly submitted proxies may be voted for a substitute nominee selected by our board of directors.

Our nominating and corporate governance committee Policies and Procedures for Director Candidates, or the Director Guidelines, provide that the value of diversity should be considered in determining director candidates as well as other factors such as a candidate’s character, judgment, skills, education, expertise and absence of conflicts of interest. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape in which we operate and adherence to high ethical standards. The nominating and corporate governance committee and the full board of directors are committed to creating a board of directors with diversity, including diversity of expertise, experience, background and gender, and are committed to identifying, recruiting and advancing candidates offering such diversity in future searches.

In addition to the information presented below regarding each of the nominees and continuing directors’ specific experience, qualifications, attributes and skills that our board of directors and our nominating and corporate governance committee considered in determining that they should serve as a director, we also believe that each of our directors has demonstrated business acumen, integrity and an ability to exercise sound judgment, as well as a commitment of service to Cabaletta Bio and our board of directors.

Nominee for Election as Class I Director

The following table identifies our director nominee, and sets forth their principal occupation and business experience during the last five years and age as of April 3, 2023.

Name	Positions and Offices Held with Cabaletta	Director Since	Age
Scott Brun, M.D.	Director	2021	55

Class I Director (Term Expires at Annual Meeting)

Scott Brun, M.D. Dr. Brun joined our board of directors in June 2021. Dr. Brun is currently President at Gold Mast Consulting, LLC, an advisory firm he founded in 2019 to provide technical advice and strategic guidance related to biopharmaceutical research and development, pipeline portfolio management, commercialization of new therapeutics and strategic communications related to R&D activities. Dr. Brun serves as a Venture Partner at Abingworth LLP and a Senior Medical Advisor to Launch Therapeutics. Prior to his current roles, Dr. Brun had two decades of experience in various leadership roles at AbbVie, Inc., including 15 years at the predecessor company, Abbott Laboratories. The majority of his career has been focused on leading teams and clinical development organizations across a broad variety of therapeutic areas including autoimmune, neurologic, and renal among others. He was most recently Corporate Vice President of Scientific Affairs and Head of AbbVie Ventures, a corporate venture fund responsible for investment opportunities within AbbVie’s R&D therapeutic areas as well as technology platforms of interest from 2016 to 2019. Previously, Dr. Brun served as Corporate Vice President and Head of Pharmaceutical Development at AbbVie from 2013 to 2016. During his tenure at AbbVie, Dr. Brun oversaw a global organization with responsibilities for AbbVie’s entire portfolio of early and late-stage clinical pre-registration pipeline compounds as well as marketed compounds within oncology, neurology, immunology, renal, infectious disease, and women’s and men’s health therapeutic areas. Prior to joining AbbVie, Dr. Brun spent over 15 years at Abbott Laboratories, where he held positions of increasing leadership responsibility in drug development within the R&D organization. Dr. Brun is a member of the boards of directors of Axial Biotherapeutics, Inc. and Trishula Therapeutics, Inc., both private, clinical-stage biopharmaceutical companies, and Forte Biosciences, Inc. (Nasdaq: FBRX) a preclinical-stage company focused on autoimmune diseases. Previously, Dr. Brun served as a Senior Advisor to the business development team at Horizon Therapeutics plc (Nasdaq: HZNP) from 2020 to 2023. Dr. Brun received his B.S. in Biochemistry from the University of Illinois at Urbana-Champaign and earned his M.D. from the Johns Hopkins University School of Medicine. He completed his residency in ophthalmology at the Massachusetts Eye and Ear Infirmary, Harvard Medical School. We believe Dr. Brun is qualified to serve as a member of our board of directors because of his scientific background and significant experience in clinical and research efforts.

Vote Required and Board of Directors’ Recommendation

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm for the election of the director. As a result, any shares not voted by you will be treated as a broker non-vote.

To be elected, the director nominated via this Proposal must receive a plurality of the votes properly cast on the election of the director. Shares voting “withheld” and broker non-votes will have no effect on the election of the director.

Properly submitted proxies will be voted in favor of the above nominee unless a contrary specification is made in the proxy. The nominee has consented to serve as our director if elected. However, if the nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The board of directors recommends voting “FOR” the election of Scott Brun, M.D. as the class I director, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2026.

Directors Continuing in Office

The following table identifies our directors, and sets forth their principal occupation and business experience during the last five years and their ages as of April 3, 2023.

Name	Positions and Offices Held with Cabaletta	Director Since	Class and Year in Which Term Will Expire	Age
Steven Nichtberger, M.D.	Chief Executive Officer, President, Chairman of the Board of Directors and Director	2017	Class III—2025	61
Mark Simon, MBA	Director	2018	Class III—2025	61
Catherine Bollard, MBChB, M.D.	Director	2019	Class II—2024	55
Richard Henriques, MBA	Director	2019	Class II—2024	67

Class II Directors (Term Expires at 2024 Annual Meeting)

Catherine Bollard, MBChB, M.D. Dr. Bollard joined our board of directors in April 2019. She has been the director of the Center for Cancer and Immunology Research at the Children’s National Research Institute (CNRI) since 2017 and the director of the Program for Cell Enhancement and Technologies for Immunotherapy at the Children’s National Health System, or CNH, since 2013. She is also a faculty member of the Division of the Blood and Marrow Transplantation at CNH. Since 2013, Dr. Bollard has served as a tenured Professor of Pediatrics and Microbiology, Immunology and Tropical Medicine at the George Washington University and is the Associate Center Director (ACD) for Translational Research and Innovation within the George Washington Cancer Center. Prior to her move in 2013, Dr. Bollard was Professor of Pediatrics, Medicine and Immunology at Baylor College of Medicine. She is a past president of the International Society for Cell Therapy (ISCT), and she served on the Cellular, Tissues and Gene Therapy Advisory Committee of the FDA until 2019. Dr. Bollard chaired the Non-Hodgkin’s Lymphoma Committee of the Children’s Oncology Group from 2012 to 2020 and in 2021 became the President of the Foundation for the Accreditation of Cellular Therapy (FACT). Dr. Bollard is the scientific co-founder of Catamaran Bio, a company developing novel, off-the-shelf chimeric antigen receptor (CAR)-NK cell therapies designed to treat a broad range of cancers and serves on its Scientific Advisory Board. Dr. Bollard was previously on the board of directors of Mana Therapeutics. Dr. Bollard received her medical degree (MBChB) and her doctor of medicine (MD) from the University of Otago Medical School in New Zealand. We believe Dr. Bollard is qualified to serve as a member of our board of directors because of her scientific background and significant experience in clinical and research efforts.

Richard Henriques, MBA. Mr. Henriques joined our board of directors in February 2019. Since 2015, he has been a senior fellow at the Center for High Impact Philanthropy at the University of Pennsylvania, with a focus on impact investing. From 2010 to 2014, Mr. Henriques was the Chief Financial Officer of the Bill & Melinda Gates Foundation, where he was responsible for finance and accounting, financial planning and analysis, strategic planning, measurement and evaluation, program related investments and information technology. From 1981 to 2008, Mr. Henriques held positions at Merck & Co., Inc., including as Senior Vice President of Finance for Global Human Health, Vice President and Corporate Controller, and Principal Accounting Officer. Mr. Henriques has served on the boards of directors of EMulate Therapeutics Inc. since January 2017 and Arbutus Biopharma Corporation (Nasdaq: ABUS) since December 2014. Mr. Henriques also serves on the boards of directors or trustees of the Heritage Conservancy and Episcopal Community Services, Delaware Canal 21, Fisherman’s Mark and The Franklin Institute. Mr. Henriques received his MBA from the Wharton School of the University of Pennsylvania and a BA from the University of Pennsylvania. We believe that Mr. Henriques is qualified to serve as a member of our board of directors because of his extensive corporate leadership experience and expertise in finance and investment management.

Class III Directors (Term Expires at 2025 Annual Meeting)

Steven Nichtberger, M.D. Dr. Nichtberger has served as our Chief Executive Officer, President and Chairman of our board of directors since our founding in 2017. He is also a senior fellow and adjunct professor at The Wharton School of the University of Pennsylvania and serves as a member of the executive committee of the board of governors of Main Line Health, a not-for-profit regional health system and the BioAdvance Greenhouse Fund. Previously, Dr. Nichtberger served as president, chief executive officer, and a member of the board of directors of Tengion, Inc. from 2004 to 2011. In 2008, his leadership was recognized nationally with the National Ernst & Young Entrepreneur of the Year Award for emerging companies. Earlier in his career, Dr. Nichtberger served as the head of global marketing for Merck and in various commercial operating roles at the company from 1995 to 2003. He has previously served as a member of the boards of directors of the Alliance for Regenerative Medicine (as a founding member), Pennsylvania Bio (including as chairman), and Biotechnology Industry Organization. From 2008 to 2019 he was a member of the board of overseers for the School of Arts & Sciences at the University of Pennsylvania. Dr. Nichtberger received his M.D. from the State University of New York at Buffalo, his B.S. from The Wharton School at the University of Pennsylvania and his B.A. from the University of Pennsylvania. He completed internship, residency and fellowship in the Department of Medicine and the Division of Cardiology of the Mount Sinai Medical Center in New York. We believe Dr. Nichtberger is qualified to serve as a member and Chairman of our board of directors because of his scientific and medical background as well as his corporate leadership experience.

Mark Simon, MBA. Mr. Simon joined our board of directors in October 2018. He is a consultant to Stifel Nicolaus & Company (NYSE: SF) and co-founder of Torreya Partners, LLC, a global investment banking firm serving companies in the life sciences industry. Prior to co-founding Torreya, Mr. Simon was a managing director and head of life sciences investment banking at Citigroup from 2002 to 2005 where he covered global pharmaceutical companies with a focus on large-capitalization players in the U.S., Europe and Japan. Prior to Citigroup, Mr. Simon served as a Managing Director at Robertson Stephens in San Francisco and New York where he was responsible for covering the biotechnology investment banking sector. During his tenure overseeing the group, he was involved in raising 45% of all biotechnology dollars raised in the U.S. from 1999-2001. Prior to joining the investment banking group, Mr. Simon was a senior biotechnology research analyst at Robertson Stephens, and was named a Wall Street All-Star Analyst for three years in a row. He began his career at Kidder Peabody as a biotechnology research associate in 1984 and participated in the IPO of Genzyme and the early financings of companies such as Amgen. Mr. Simon currently serves on the board of directors of Portage Biotech Inc. (Nasdaq: PRTG), a public biotechnology company. He is also a Strategic Advisor to the Founder and CEO of Sun Pharmaceutical Industries Ltd., which is the largest pharmaceutical company in India and a board observer of Sun Pharma Advanced Research Company Ltd., both public companies in India, where Mr. Simon is focused on accelerating their innovation initiatives. Mr. Simon also serves on the boards of directors of several disease advocacy and philanthropic foundations in the oncology, CNS/neuroscience and metabolic areas. He received his MBA from Harvard Business School and his B.A. from Columbia College. We believe that Mr. Simon is qualified to serve on our board of directors because of his extensive experience of over 30 years in the life sciences industry and biotechnology and specialty pharmaceutical transactions.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or in which any such director has a material interest adverse to us.

Board Diversity Matrix

The composition of our board of directors currently includes one individual who is diverse under the Nasdaq Stock Market LLC, or Nasdaq, listing rule regarding board diversity, representing gender diversity of 20% and ethnic diversity of 20%, as presented in the below Board Diversity Matrix. Under the Nasdaq listing rule, directors who self-identify as (i) female, (ii) an underrepresented minority or (iii) LGBTQ+ are defined as being diverse. The following table provides certain self-identified personal characteristics of our directors, in accordance with Rule 5605(f) of the Nasdaq listing standards:

	As of April 3, 2023
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	1	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	1	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

PROPOSAL NO. 2 – TO APPROVE AN AMENDMENT TO THE COMPANY’S 2019 STOCK OPTION AND INCENTIVE PLAN

The board of directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The board of directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The board of directors and the Company’s stockholders previously adopted the Cabaletta Bio, Inc. 2019 Stock Option and Incentive Plan (the “2019 Plan”). On April 7, 2023, the board of directors adopted an amendment to the 2019 Plan (the “Plan Amendment” and the 2019 Plan, as amended by the Plan Amendment, the “Amended 2019 Plan”), subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the 2019 Plan by 3,000,000 shares, subject to adjustment as provided for in the Amended 2019 Plan. The Plan Amendment is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the board of directors and/or the compensation committee. A copy of the 2019 Plan as amended by the Plan Amendment is attached as Annex A to this Proxy Statement and is incorporated herein by reference.

We are requesting that shareholders approve the proposed Plan Amendment. If this proposal is approved by our stockholders at the 2023 Annual Meeting, the Plan Amendment providing for the additional 3,000,000 shares will become effective on the date of the 2023 Annual Meeting. If stockholders do not approve this proposal, the proposed 3,000,000 additional shares will not become available for issuance under the 2019 Plan. The 2019 Plan will otherwise remain in effect in accordance with its terms. In such event, the board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs. We believe that the proposed share pool increase to the 2019 Plan pursuant to the Plan Amendment is reasonable, appropriate, and in the best interests of our stockholders.

As of April 3, 2023, there were stock options to acquire 7,965,204 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $7.71 and a weighted average remaining term of 8.2 years. Other than the foregoing, no awards under our equity compensation plans were outstanding as of April 3, 2023. As of April 3, 2023, there were 363,423 shares of common stock available for awards under our equity compensation plans.

Summary of Material Features of the Amended 2019 Plan

The material features of the Amended 2019 Plan are:

•

The maximum number of shares of common stock to be issued under the Amended 2019 Plan is 5,342,288, plus on January 1, 2020 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by 4% percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash- based awards, and dividend equivalent rights and is permitted;

•	The value of all awards awarded under the Amended 2019 Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $1,000,000;

•	To the extent required by NASDAQ, any material amendment to the Amended 2019 Plan is subject to approval by Cabaletta Bio, Inc. stockholders;

•	Any dividend equivalents granted as a component of restricted stock units are subject to the same vesting provisions as the underlying award; and

•	The term of the Amended 2019 Plan will expire on October 14, 2029.

Based solely on the closing price of our common stock as reported by Nasdaq on April 3, 2023 and the maximum number of shares that would have been available for awards as of such date under the Amended 2019 Plan had it been in effect on such date, the maximum aggregate market value of the common stock that could potentially be issued under the Amended 2019 Plan is $45,142,333.60. The shares of common stock underlying any awards that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise), under the Amended 2019 Plan or the Cabaletta Bio, Inc. 2018 Stock Option and Grant Plan (the “2018 Plan”) will be added back to the shares of common stock available for issuance under the Amended 2019 Plan. Shares of common stock repurchased on the open market will not be added back to the shares of common stock available for issuance under the Amended 2019 Plan.

Rationale for Share Increase

The Plan Amendment is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our compensation committee and the board of directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

Recruiting and retaining qualified employees for our business, including leading scientific and technical personnel, is and will continue to be critical to our future success. We face significant competition for experienced and talented personnel with critical and high demand skills in our industry, particularly with respect to cell therapy R&D and manufacturing, and stock options and other equity awards are an important component of our incentive compensation and retention objectives. We currently anticipate that we may exhaust all of the shares available for issuance under our 2019 Plan before the 2024 annual general meeting of stockholders if the Plan Amendment is not approved.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The compensation committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.

Burn Rate

The following table sets forth information regarding historical awards granted and earned for the 2020 through 2022 fiscal year period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year, for each of the last three fiscal years:

Share Element(1)	2020	2021	2022
Stock Options Granted	813,172	1,653,733	2,101,500
Time-Based Full-Value Awards Granted	—	—	—
Performance-Based Full-Value Awards Granted	—	—	—
Total Awards Granted
Weighted average common shares (voting and non-voting) outstanding during the fiscal year	23,145,227	25,737,320	29,342,909	(2)
Annual Burn Rate	3.51%	6.43%	7.16%

Three-Year Average Burn Rate	5.70%

(1)	The burn rate increase is commensurate with the Company’s headcount increase.
(2)	Includes pre-funded warrants issued in December 2022.

The compensation committee determined the size of the increase to the reserved pool under the Plan Amendment based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for a period of two years following the effective date of the Plan Amendment.

Summary of the Amended 2019 Plan

The following description of certain features of the Amended 2019 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2019 Plan, which was filed as an exhibit to the Company’s Registration Statement on Form S-8 filed with the SEC on October 29, 2019, and is incorporated herein by reference, and the Plan Amendment, which is attached hereto as Annex A.

Administration. The Amended 2019 Plan will be administered by the compensation committee. The compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended 2019 Plan. The compensation committee may delegate to our chief executive officer or another executive officer or a committee comprised of the chief executive officer and another officer or officers of the Company the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, subject to certain limitations and guidelines.

Eligibility; Plan Limits. All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the Amended 2019 Plan, subject to the discretion of the administrator. As of April 3, 2023, approximately 80 individuals would have been eligible to participate in the Amended 2019 Plan had it been effective on such date, which includes 6 executive officers, 60 employees who are not executive officers, 4 non-employee directors and 11 consultants. There are certain limits on the number of awards that may be granted under the Amended 2019 Plan. For example, no more than 2,342,288 shares of common stock (as increased each year by the lesser of the Annual Increase or 2,342,288 shares, and subject in each case to adjustment for stock splits and similar events) may be granted in the form of incentive stock options.

Director Compensation Limit. The Amended 2019 Plan provides that the value of all awards awarded under the Amended 2019 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $1,000,000.

Stock Options. The Amended 2019 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended 2019 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the compensation committee but, subject to certain exceptions, may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of common stock on Nasdaq.

The term of each option will be fixed by the compensation committee and may not exceed ten years from the date of grant. The compensation committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the compensation committee. In general, unless otherwise permitted by the compensation committee, no option granted under the Amended 2019 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the compensation committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the compensation committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The compensation committee may award stock appreciation rights subject to such conditions and restrictions as the compensation committee may determine. Stock appreciation rights entitle the recipient to cash or shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price will be determined by the compensation committee but may not be less than 100% of the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The compensation committee may award shares of common stock to participants subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or other service relationship with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividends (but dividends payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

Restricted Stock Units. The compensation committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of cash or shares of common stock subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or other service relationship with the Company through a specified vesting period. In the compensation committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the compensation committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The compensation committee may also grant shares of common stock which are free from any restrictions under the Amended 2019 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The compensation committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of an award of restricted stock units or as a freestanding award. Dividend equivalent rights granted as a component of an award of restricted stock units may be paid only if the restricted stock unit award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The compensation committee may grant cash bonuses under the Amended 2019 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Change of Control Provisions. The Amended 2019 Plan provides that upon the effectiveness of a “sale event,” as defined in the Amended 2019 Plan, all awards will terminate in connection with a sale event unless they are assumed, substituted, or continued by the successor entity. To the extent the parties to the sale event do not provide for awards under the Amended 2019 Plan to be assumed, substituted or continued by the successor entity, all awards with time-based conditions will become vested and exercisable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the compensation committee’s discretion or to the extent specified in the relevant award agreement. In addition, the Company may make or provide for payment, in cash or in kind, to participants awards equal to the difference between the per share cash consideration and the applicable exercise price (if any), or each participant will be permitted, within a specified period of time prior to the consummation of the sale event, to exercise all outstanding stock options and stock appreciation rights (to the extent then exercisable) held by such participant. Unless otherwise determined by our board of directors, any repurchase rights or other rights of the Company that relate to an award will continue to apply to consideration (including cash) that has been substituted, assumed, amended or paid in connection with a sale event.

Adjustments for Stock Dividends, Stock Splits, Etc. The Amended 2019 Plan requires the compensation committee to make appropriate adjustments to the number of shares of common stock that are subject to the Amended 2019 Plan, to certain limits in the Amended 2019 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Amended 2019 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the compensation committee, participants may elect to have their tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to exercise or vesting. The compensation committee may also require awards to be subject to (i) mandatory share withholding up to the required withholding amount or (ii) require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

Amendments and Termination. The board of directors may at any time amend or discontinue the Amended 2019 Plan and the compensation committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. The Administrator is specifically authorized to reprice. To the extent required under Nasdaq rules, any amendments that materially change the terms of the Amended 2019 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the compensation committee to be required by the Code to preserve the qualified status of incentive options.

Effective Date of Plan. The 2019 Plan was originally approved by our board of directors and our stockholders on October 14, 2019. Awards of incentive options may be granted under the Amended 2019 Plan until October 14, 2029. No other awards may be granted under the Amended 2019 Plan after October 14, 2029.

Plan Benefits

Since the initial approval of the 2019 Plan through April 3, 2023, the following number of equity awards have been granted to the individuals and groups described in the table below. No other equity awards have been granted to any other individuals or groups under the 2019 Plan as of such date.

Name and Position	Number of Shares of Common Stock Underlying Options
Steven Nichtberger, M.D., President and Chief Executive Officer	1,524,814
Gwendolyn K. Binder, Ph.D., President, Science and Technology	490,908
David J. Chang, M.D., M.P.H, Chief Medical Officer	485,574
All current executive officers, as a group	3,568,386
All current directors who are not executive officers, as group	198,000
All Nominees for Election as a Director	66,000
Associates of our executive officers, directors and nominees for director	—
All persons who have received or is to receive more than 5% of such equity awards	2,977,470
All current employees, including all current officers who are not executive officers, as a group	3,388,050

New Plan Benefits

Because the grant of awards under the Amended 2019 Plan is within the discretion of the compensation committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended 2019 Plan.

Tax Aspects under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Amended 2019 Plan. It does not describe all federal tax consequences under the Amended 2019 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with other awards under the Amended 2019 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the Amended 2019 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information

The following table provides information as of December 31, 2022 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the 2018 Plan, the 2019 Plan and the 2019

Employee Stock Purchase Plan (the “ESPP”). We have no equity compensation plans that were not approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, units and rights (#)		Weighted- average exercise price of outstanding options, units and rights ($)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in first column)
Equity compensation plans approved by security holders(1)	6,013,384	(2)	$6.60	1,829,296	(3)(4)
Equity compensation plans not approved by security holders	—		—	—

Total	6,013,384		$6.60	1,829,296

(1)

Consists of our 2019 Stock Option and Incentive Plan, 2018 Stock Option and Grant Plan, and 2019 Employee Stock Purchase Plan. Following our initial public offering, we have not and will not grant any awards under our 2018 Stock Option and Grant Plan, but all outstanding awards under the 2018 Stock Option and Grant Plan will continue to be governed by their existing terms. The shares of common stock underlying any awards granted under the 2018 Stock Option and Grant Plan or 2019 Stock Option and Incentive Plan that are forfeited, canceled, reacquired by us prior to vesting, satisfied without the issuance of stock, or otherwise terminated (other than by exercise) and the shares of common stock that are withheld upon exercise of a stock option or settlement of such award to cover the exercise price or tax withholding will be added to the shares of common stock available for issuance under the 2019 Stock Option and Incentive Plan.

(2)

Includes 6,013,384 shares of common stock issuable upon the exercise of outstanding options, of which 1,472,698 are subject to our 2018 Stock Option and Grant Plan and 4,540,686 are subject to our 2019 Stock Option and Incentive Plan.

(3)

As of December 31, 2022, there were 1,206,702 shares available for grant under the 2019 Stock Option and Incentive Plan and 622,594 shares available for grants under the 2019 Employee Stock Purchase Plan.

(4)

The 2019 Stock Option and Incentive Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2020, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31. The 2019 Employee Stock Purchase Plan provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2020, through January 1, 2029, by the least of 234,229 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our compensation committee.

Vote Required; Board Recommendation

The affirmative vote of a majority of votes properly cast for and against this Proposal is required to approve the Amendment to our 2019 Plan. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the Amendment to the Cabaletta Bio, Inc. 2019 Stock Option and Incentive Plan

PROPOSAL NO. 3 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG

AS CABALETTA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

FISCAL YEAR ENDING DECEMBER 31, 2023

Cabaletta’s stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Ernst & Young as Cabaletta’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Ernst & Young has served as Cabaletta’s independent registered public accounting firm since 2018.

The audit committee is solely responsible for selecting Cabaletta’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Stockholder approval is not required to appoint Ernst & Young as Cabaletta’s independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Ernst & Young to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young. If the selection of Ernst & Young is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Cabaletta and its stockholders.

A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Cabaletta incurred the following fees from Ernst & Young for the audit of the financial statements and for other services provided during the years ended December 31, 2022 and 2021.

	2022	2021
Audit fees(1)	$740,000	$655,038
Audit-Related fees(2)	—	—
Tax fees(3)	45,000	42,500
All other fees(4)	—	—

Total fees	$785,000	$697,538

(1)

Audit fees consist of fees for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, comfort letters and consents.

(2)	Audit-related fees consist of services that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees incurred in 2022 or 2021.
(3)	Tax Fees consist of fees for tax compliance, advice and tax services.
(4)	There were no other fees incurred in 2022 or 2021.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2022 and 2021 fiscal years, no services were provided to us by Ernst & Young other than in accordance with the pre-approval policies and procedures described above.

Vote Required; Board Recommendation

The affirmative vote of a majority of votes properly cast for and against this Proposal is required to ratify the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

The Board of Directors recommends voting “FOR” Proposal No. 3 to ratify the appointment of Ernst & Young as Cabaletta’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should demonstrate high standards of personal and professional ethics and integrity.

•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Nominees should have skills that are complementary to those of the existing board.

•	Nominees should have the ability to assist and support management and make significant contributions to the Company’s success.

•

Nominees should have an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Cabaletta Bio, Inc., 2929 Arch Street, Suite 600, Philadelphia, PA 19104, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all members of the board of directors, except Dr. Nichtberger are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Dr. Nichtberger is not an independent director under these rules because he is an executive officer of the Company.

Board Diversity

We believe that diversity of our directors is an important element of an effective board of directors. The nominating and corporate governance committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the board of directors. Nominees are not discriminated against based on race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. An assessment of the composition and diversity of the board of directors is part of the annual board of directors’ self-evaluation.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, www.investors.cabalettabio.com/corporate-governance/governance-highlights.

Audit Committee

Scott Brun, M.D., Richard Henriques, MBA and Mark Simon, MBA serve on the audit committee, which is chaired by Richard Henriques, MBA. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Mr. Henriques as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2022, the audit committee met five times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements and our related disclosures under the “Management’s Discussion and Analysis” section shall be included in our 2022 Annual Report;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Catherine Bollard, MBChB, M.D., Richard Henriques, MBA and Mark Simon, MBA serve on the compensation committee, which is chaired by Catherine Bollard, MBChB, M.D. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2022, the compensation committee met five times. The compensation committee’s responsibilities include:

•	annually reviewing and recommending to the board of directors corporate goals and objectives relevant to the compensation of our chief executive officer;

•

evaluating the performance of our chief executive officer in light of such corporate goals and objectives and based on such evaluation (i) recommending to the board of directors the cash compensation of our chief executive officer and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and establishing our overall management compensation, philosophy, and policy;

•	overseeing and administering our compensation and similar plans;

•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	reviewing and making recommendations to our board of directors about our policies and procedures for the grant of equity-based awards;

•	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if and when required, to be included in our annual proxy statement; and

•	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Nominating and Corporate Governance Committee

Catherine Bollard, MBChB, M.D., Scott Brun, M.D., and Mark Simon, MBA, serve on the nominating and corporate governance committee, which is chaired by Mark Simon. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2022, the nominating and corporate governance committee met two times. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and discussing with the board of directors corporate succession plans for our chief executive officer and other key officers;

•	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of our board of directors.

The nominating and corporate governance committee considers candidates for board of directors membership suggested by its members and the chief executive officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees. Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Board and Committee Meetings Attendance

The full board of directors met seven times during 2022. During 2022, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders to the extent practicable. Four of our five directors attended our 2022 annual meeting of stockholders.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our executive officers, directors, employees and certain designated consultants and contractors, including short sales of our securities. Our insider trading policy expressly prohibits, without the advance approval of our audit committee, purchases or sales of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership.

Compensation Committee Interlocks and Insider Participation

Catherine Bollard, Richard Henriques, and Mark Simon, served on the compensation committee during fiscal year 2022. No member of the compensation committee has ever been an officer or employee of the Company.

None of our executive officers serve, or have served during the last fiscal year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on our compensation committee.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at www.investors.cabalettabio.com/corporate-governance/governance-highlights. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Leadership Structure and Board’s Role in Risk Oversight

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles and the needs of our company at any point in time. Our corporate governance guidelines support flexibility in the structure the board of directors by not requiring the separation of the roles of chairman of the board of directors and chief executive officer. Our board of directors currently believes that it is in the best interests of our company to have our chief executive officer also serve as the chairman of the board of directors. We believe that our chairman and chief executive officer provides strong, clear, and unified leadership that is critical in our relationships with our shareholders, employees, customers, suppliers, and other stakeholders. The extensive knowledge of the chief executive officer regarding our operations and industries and the markets in which we compete uniquely positions him to identify strategies and prioritize matters for board review and deliberation. Additionally, we believe the combined role of chairman and chief executive officer facilitates centralized board leadership in one person, so there is no ambiguity about accountability. The chief executive officer serves as a bridge between management and the board of directors, ensuring that both groups act with a common purpose. This structure also eliminates conflict between two leaders and minimizes the possibility of two spokespersons sending difference messages.

The board of directors does not believe that combining the position creates significant risks, including any risk that the chairman and chief executive officer will have excessive or undue influence over the agenda or deliberations of the board of directors. We believe we have effective and active oversight by experienced independent directors and independent committee chairs, and the independent directors meet together in executive session at virtually every board of directors meeting. The chairman of the board of directors provides guidance to the board of directors; facilitates an appropriate schedule for board of directors meetings; sets the agenda for board of directors meetings; presides over meetings of the board of directors; and facilitates the quality, quantity, and timeliness of the flow of information from management that is necessary for the board to effectively and responsibly perform its duties. The chief executive officer is responsible for the day-to-day leadership of our company and setting our company’s strategic direction.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Cabaletta

Any interested party with concerns about our company may report such concerns to the board of directors or the chairman of our board of directors or the chairman of our nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Cabaletta Bio, Inc.

2929 Arch Street, Suite 600

Philadelphia, PA 19104

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to Cabaletta’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Cabaletta’s legal counsel, with independent advisors, with non-management directors, or with Cabaletta’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Cabaletta regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Cabaletta has also established a toll-free telephone number for the reporting of such activity, which is 1-855-848-4517.

EXECUTIVE OFFICERS

The following table identifies our executive officers, and sets forth their current positions at Cabaletta and their ages as of April 3, 2023.

Name	Position Held with Cabaletta	Officer Since	Age
Steven Nichtberger, M.D.	Chief Executive Officer, President, Chairman of the Board of Directors and Director	2017	61
Gwendolyn K. Binder, Ph.D.	President, Science and Technology	2019	48
Anup Marda, MBA	Chief Financial Officer	2019	45
David J. Chang, M.D., M.P.H.	Chief Medical Officer	2019	60
Michael Gerard, J.D.	General Counsel and Secretary	2021	43
Arun Das, M.D.	Chief Business Officer	2022	33

You should refer to “Class III Directors” above for information about our Chief Executive Officer and President, Dr. Nichtberger. Biographical information for our other executive officers, as of April 3, 2023, is set forth below.

Gwendolyn K. Binder, Ph.D. Dr. Binder joined our company in February 2019 as our Executive Vice President, Science and Technology and was appointed President, Science and Technology in January 2022. Dr. Binder is an R&D executive with specialized expertise in the discovery and early clinical development and optimization of engineered T cell therapies. Prior to joining Cabaletta, Dr. Binder was the Chief Technology Officer of Adaptimmune Therapeutics Plc from March 2016 to January 2019, where she ultimately led the research team focusing on understanding mechanisms of tumor response and resistance and translating this understanding to next generation products and clinical study designs. In prior roles, from March 2011 to February 2016, she established and led the translational research group, in addition to the manufacturing and quality teams including oversight of the buildout of an in-house manufacturing facility. Earlier in her career, Dr. Binder served as Director of Operations for the Translational Research Program at the University of Pennsylvania, where she where she progressed multiple investigational new drug submissions for novel engineered T-cell therapies in HIV and oncology, including the CD19 CAR IND acquired by Novartis (now Kymriah), the first human gene editing IND, and three TCR engineered T cell therapy studies in oncology and HIV. Prior to that, she served as the Director of Scientific Affairs at VIRxSYS Corporation in Gaithersburg Maryland where she supported the development of the first clinical lentiviral vector used in humans, for the application of engineered T cell therapy for HIV. In addition, Dr. Binder has served on the Board of Directors of Instil Bio (Nasdaq: TIL), a company developing tumor infiltrating lymphocytes for cancer immunotherapy, since July 2020, and as a member of the Scientific Advisory Board for Immatics, which is a publicly traded company developing engineered T cell immunotherapy for cancer, since July 2020. Dr. Binder studied viral immunology and translational research at the Johns Hopkins University in Baltimore, Maryland where she earned a Ph.D. in Cellular and Molecular Medicine in 2002. She has authored over 30 publications in the field, including top international journals such as “Science”, and “Nature Medicine”. She is a recognized leader in the biotechnology sector for the translational and clinical advancement of novel T cell therapies for patients with serious diseases.

Anup Marda, MBA. Mr. Marda joined our company in January 2019 as our Chief Financial Officer. From April 2001 to January 2019, Mr. Marda held positions at Bristol-Myers Squibb, including, most recently, as Vice President, Head of Global Corporate Financial Planning & Analysis, and previously as Head of Finance, R&D Operations and Head of Finance, R&D Portfolio Management and Global Medical from 2014 to 2018. Prior to this, Mr. Marda held the role of Executive Director, U.S. Pharmaceuticals from 2012 to 2014 and Assistant Treasurer, Capital Markets from 2008 to 2012. Mr. Marda received his MBA from the Krannert School of Business of Purdue University and his B.Tech in Chemical Engineering from the Indian Institute of Technology Bombay.

David J. Chang, M.D., M.P.H. Dr. Chang joined our company in June 2019 as our Chief Medical Officer. From June 2015 to May 2019, he was Senior Vice President and Head, Inflammation, Autoimmunity & Neuroscience,

or IA&NS, Global Medicines Development at AstraZeneca Pharmaceuticals LP, where he oversaw development projects of both biologics and small molecules in a variety of indications and led the late-stage clinical development organization for IA&NS. From October 2007 to June 2015, Dr. Chang served in various positions at GlaxoSmithKline plc, including VP and Head, Immuno-Inflammation, Clinical Development. While at AstraZeneca and GlaxoSmithKline, he provided leadership in driving the clinical development and registration of the only two products approved for systemic lupus erythematosus in the US in over 60 years. He received his M.D. from New York University School of Medicine, his M.P.H. from Emory University and his B.S. from Yale University. Dr. Chang completed his internship and residency in internal medicine at the New York Hospital—Cornell University Medical Center and fellowship in rheumatology at the Hospital for Special Surgery—Cornell University Medical Center.

Michael Gerard, J.D. Mr. Gerard joined our company in September 2021 as our General Counsel and Secretary. Prior to joining Cabaletta, Mr. Gerard served as Associate General Counsel of Spark Therapeutics, Inc., or Spark, from September 2020 to August 2021. Prior to Spark, Mr. Gerard served in various legal roles at Sandoz, Inc., a division of the Novartis Group, beginning in 2013, with the most recent role being Executive Director, Associate General Counsel, Business Development and Licensing, Strategy and Portfolio. Earlier in his career, Mr. Gerard served as Assistant General Counsel at Aramark and as a litigator at the law firms of Morrison & Foerster, LLP and K&L Gates, LLP in New York. Mr. Gerard received a B.A. in Political Science from the University of Michigan, Ann Arbor and a J.D. from Cornell Law School.

Arun Das, M.D. Dr. Das joined our company in July 2019 after serving as a consultant to the company since 2017, and served in several roles, most recently Executive Director of New Product Planning and Business Development, prior to being appointed Chief Business Officer in January 2022. He is also a Lecturer in the Health Care Management Department at the Wharton School of the University of Pennsylvania. Prior to joining Cabaletta, Dr. Das was a resident physician in General Pediatrics at the Children’s Hospital of Philadelphia from June 2018 to June 2019. Previously, he was an investment banking analyst in the healthcare group at Goldman Sachs from 2010 to 2012. In addition, Dr. Das has spent multiple years consulting in business development and operations for several start-ups in the biotechnology space. Dr. Das received his M.D. from Johns Hopkins University School of Medicine and a B.A. and B.S. dual degree from the University of Pennsylvania.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or in which any such executive officer has a material interest adverse to us.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2022 are:

•	Steven Nichtberger, M.D., our President and Chief Executive Officer;

•	Gwendolyn Binder, Ph.D., our President, Science and Technology; and

•	David J. Chang, M.D., M.P.H., our Chief Medical Officer.

2022 Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years indicated. Dr. Nichtberger also serves as a member of our board of directors but does not receive any additional compensation for his service as a director.

	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Steven Nichtberger, M.D.	2022	568,952	—	839,208	387,599	14,045	1,809,804
President and Chief Executive Officer	2021	541,875	—	2,631,315	348,210	14,045	3,535,445

Gwendolyn K. Binder, Ph.D.	2022	461,572	—	353,351	231,416	—	1,046,339
President, Science and Technology	2021	425,010	—	986,250	229,505	—	1,640,765

David J. Chang, M.D., M.P.H.	2022	457,381	—	298,140	219,359	—	974,880
Chief Medical Officer	2021	432,223	—	895,515	224,064	—	1,551,802

(1)

Amounts reflect the grant date fair value of option awards granted in 2022 and 2021 in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our financial statements for the year ended December 31, 2022. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of applicable awards.

(2)

The amounts represent bonuses earned in 2022 and 2021 and paid in 2023 and 2022, respectively, pursuant to the Company’s cash incentive plan based on the factors described under “Non-Equity Incentive Plan Compensation” below.

(3)	Amount includes reimbursements for life insurance premiums.

Narrative to 2022 Summary Compensation Table

Our board of directors and compensation committee review compensation annually for our chief executive officer and his direct reports. In setting executive base salaries and bonuses, and granting equity incentive awards, our board of directors considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short-and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus or long-term incentives.

Our board of directors has historically determined our executives’ compensation. Our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all of his direct reports. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee determines the compensation for each executive officer other than the chief executive officer. Our board of directors discusses the compensation committee’s recommendations and ultimately approves the compensation of our chief executive officer without the chief executive officer and chief financial officer present. In 2019, the compensation committee retained the services of Radford, an AON Hewitt company, as its external compensation consultant and the board of directors and the compensation committee considered Radford’s input on certain compensation matters as they deemed appropriate. Radford continues to assist us with such related compensation matters.

Annual base salary

Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established by our board of directors taking into account each individual’s role, responsibilities, skills, and experience. Base salaries for our named executive officers are reviewed annually by our compensation committee, typically in connection with our annual performance review process, and adjusted from time to time, based on the recommendation of the compensation committee, to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. The base salary of each named executive officer is noted below:

Name	2022 Base Salary through February 28, 2022	2022 Base Salary effective March 1, 2022
Steven Nichtberger, M.D.	$546,210	$573,500
David J. Chang, M.D., M.P.H.	$436,988	$461,459

Name	2022 Base Salary through January 5, 2022	2022 Base Salary effective January 6, 2022
Gwendolyn K. Binder, Ph.D.(1)	$427,752	$462,000

(1)	On January 5, 2022, Gwendolyn K. Binder was promoted from Executive Vice President, Science and Technology to President, Science and Technology.

Non-Equity Incentive Plan Compensation

Annual cash awards are determined based on company performance, which is assessed based on predetermined annual objectives, and on individual performance. When determining the individual component of our annual incentive awards, the compensation committee considers each executive’s contributions to the company’s strategic achievements and financial and operational performance. In addition, the compensation committee considers how each executive demonstrates Cabaletta behaviors.

Each of our named executive officers was eligible to receive a bonus with respect to 2022 as a percentage of base salary listed below, modified by company and individual performance.

Name	2022 Target Bonus Rate (% of base salary)
Steven Nichtberger, M.D.	50%
Gwendolyn K. Binder, Ph.D.	40%
David J. Chang, M.D., M.P.H.	40%

Company performance was assessed as achievement of 2022 company objectives, including certain pipeline and development milestones, execution of manufacturing, clinical and compliance processes and partnerships, the achievement of financing and business development milestones and development of a strong team culture. As a result, the compensation committee recommended and our board of directors approved 2022 company achievement at 109%.

The compensation committee recommended (and/or approved) and the board of directors approved (as applicable, in the instance of the chief executive officer), a further adjustment of bonuses based on the individual achievement of each of the named executive officers, as noted below:

Name	Individual Achievement (%)
Steven Nichtberger, M.D.	125%
Gwendolyn K. Binder, Ph.D.	115%
David J. Chang, M.D., M.P.H.	110%

Long-term equity incentives

Our equity grant program is intended to align the interests of our named executive officers with those of our stockholders and to motivate them to make important contributions to our performance. In 2022, we granted stock options to each of our named executive officers, as reflected in the “Outstanding Equity Awards at 2022 Fiscal Year End Table” below.

Employment arrangements with our named executive officers

In October 2019, we entered into amended and restated employment agreements with each of our named executive officers. Each of our named executive officers is employed at will.

Steven Nichtberger, M.D.

Under his amended and restated employment agreement, Dr. Nichtberger is entitled to an annual base salary, which is subject to review and redetermination by our board of directors or our compensation committee, and he is eligible to receive an annual bonus determined by our board of directors or the compensation committee (subject to the terms of any applicable incentive compensation plan that may be in effect from time to time), targeted at 55% of his annual base salary. Dr. Nichtberger is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans, and is reimbursed for his existing, personal life insurance policy premiums.

Dr. Nichtberger’s employment agreement provides that, in the event that his employment is terminated by us without “cause” or by him for “good reason,” then subject to the execution and effectiveness of a separation agreement and release and compliance with his continuing obligations, he will be entitled to receive (i) an amount equal to (x) 12 months of base salary payable on our normal payroll cycle if such termination occurs outside of the period commencing 60 days before and ending 12 months after the occurrence of the first event constituting a “change in control”, or the Change in Control Period, or (y) 1.5 times the sum of his base salary plus his target bonus for the then-current year payable on our or our successor’s normal payroll cycle over 18 months if such termination occurs within Change in Control Period; (ii) payment of the monthly employer COBRA premium for the same level of group health coverage as in effect for Dr. Nichtberger on the date of termination for up to (x) 12 months if such termination occurs outside of the Change in Control Period, and (y) 18 months if such termination occurs within the Change in Control Period; and (iii) full acceleration of all stock options and other stock-based awards held by Dr. Nichtberger if such termination occurs within the Change in Control Period. In addition to standard good reason triggers, Dr. Nichtberger may elect to resign for good reason if within six months following the appointment of a chairperson of the board of directors, Dr. Nichtberger provides written notice of his reasonable dissatisfaction with such chairperson and the board fails to designate a new chairperson within 30 days of such notice. In the event of such a resignation for good reason outside of the Change in Control Period, subject to the execution and effectiveness of a separation agreement and release and compliance with his continuing obligations, in addition to the severance benefits described above, all stock options and other stock-based awards held by Dr. Nichtberger will accelerate and become fully exercisable or nonforfeitable.

The payments and benefits provided to Dr. Nichtberger under his employment agreement in connection with a sale event may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Nichtberger in connection with a sale event would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after tax benefit to Dr. Nichtberger.

In addition, Dr. Nichtberger has entered into a non-competition, non-solicitation, confidentiality and assignment agreement with us that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Dr. Nichtberger’s employment and for 12 months thereafter.

Gwendolyn K. Binder, Ph.D.

Under her amended and restated employment agreement, Dr. Binder is entitled to an annual base salary, which is subject to review and redetermination by our board of directors or our compensation committee, and she is eligible to earn an annual bonus with a target amount equal to 40% of her base salary. Dr. Binder is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Dr. Binder’s employment agreement provides that, in the event that her employment is terminated by us without “cause” or by her for “good reason,” then subject to the execution and effectiveness of a separation agreement and release and compliance with her continuing obligations, she will be entitled to receive (i) an amount equal to (x) nine months of base salary payable on our normal payroll cycle if such termination occurs outside of the Change in Control Period or (y) a lump sum in cash in the amount of 1.0 times the sum of her base salary plus her target bonus for the then-current year payable on our or our successor’s normal payroll cycle over 12 months if such termination is occurs within the Change in Control Period; (ii) payment of the monthly employer COBRA premium for the same level of group health coverage as in effect for Dr. Binder on the date of termination up to (x) nine months if such termination occurs outside of the Change in Control Period, and (y) 12 months if such termination occurs within the Change in Control Period; and (iii) full acceleration of all stock options and other stock-based awards subject to time-based vesting held by Dr. Binder if such termination occurs within the Change in Control Period.

The payments and benefits provided to Dr. Binder under her employment agreement in connection with a sale event may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Binder in connection with a sale event would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to such officer.

In addition, Dr. Binder has entered into a non-competition, non-solicitation, confidentiality and assignment agreement with us that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Dr. Binder’s employment and for 12 months thereafter.

David J. Chang, M.D., M.P.H.

Under his amended and restated employment agreement, Dr. Chang is entitled to an annual base salary, which is subject to review and redetermination by our board of directors or our compensation committee, and he is eligible to earn an annual bonus with a target amount equal to 40% of his base salary. Dr. Chang is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Dr. Chang’s employment agreement provides that, in the event that his employment is terminated by us without “cause” or by him for “good reason,” then subject to the execution and effectiveness of a separation agreement and release and compliance with his continuing obligations, he will be entitled to receive (i) an amount equal to

(x) nine months of base salary payable on our normal payroll cycle if such termination occurs outside of the Change in Control Period or (y) a lump sum in cash in the amount of 1.0 times the sum of his base salary plus his target bonus for the then-current year payable on our or our successor’s normal payroll cycle over 12 months if such termination occurs within the Change in Control Period; (ii) payment of the monthly employer COBRA premium for the same level of group health coverage as in effect for Dr. Chang on the date of termination up to (x) nine months if such termination occurs outside of the Change in Control Period, and (y) 12 months if such termination occurs outside of the Change in Control Period; and (iii) full acceleration of all stock options and other stock-based awards subject to time-based vesting held by Dr. Chang if such termination occurs within the Change in Control Period.

The payments and benefits provided to Dr. Chang under his employment agreement in connection with a sale event may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Chang in connection with a sale event would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to such officer.

In addition, Dr. Chang has entered into a non-competition, non-solicitation, confidentiality and assignment agreement with us that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Dr. Chang’s employment and for 12 months thereafter.

Outstanding Equity Awards at 2022 Fiscal Year End Table

The following table presents information regarding all outstanding stock awards and stock options held by each of our named executive officers as of December 31, 2022.

	Option awards					Stock awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Steven Nichtberger, M.D.	186,451	—		1.01	10/28/2028	—	—
	229,677	—	(1)	1.01	10/28/2028	—	—
	74,786	24,928	(2)	11.00	10/23/2029	—	—
	206,250	93,750	(3)	14.94	2/28/2030	—	—
	145,906	187,594	(7)	11.47	2/28/2031	—	—
	—	380,000	(8)	3.21	1/17/2032	—	—

Gwendolyn K. Binder, Ph.D.	210,756	—	(4)	1.01	10/28/2028	—	—
	54,167	12,500	(5)	9.54	8/21/2029	—	—
	22,431	7,477	(2)	11.00	10/23/2029	—	—
	54,688	70,312	(7)	11.47	2/28/2031	—	—
	—	160,000	(8)	3.21	1/17/2032	—	—

David J. Chang, M.D., M.P.H.	162,495	23,214	(6)	6.30	6/23/2029	—	—
	36,627	12,209	(2)	11.00	10/23/2029	—	—
	26,289	11,949	(3)	14.94	2/28/2030	—	—
	49,656	63,844	(7)	11.47	2/28/2031	—	—
	—	135,000	(8)	3.21	1/17/2032	—	—

(1)

These options vest over four years, with 25% vesting on October 11, 2019, and the remaining shares vesting in 36 equal monthly installments thereafter, subject to a continued service relationship with us.

(2)

These options vest over four years, with 25% vesting on October 24, 2020, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to a continued service relationship with us.

(3)

These options vest over four years, with 25% vesting on March 1, 2021, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to a continued service relationship with us.

(4)

These options vest over four years, with 25% vesting on October 11, 2019 and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to a continued service relationship with us.

(5)

These options vest over four years, with 25% vesting on August 22, 2020, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to a continued service relationship with us.

(6)

These options vest over four years, with 25% vesting on June 17, 2020, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to a continued service relationship with us.

(7)

These options vest over four years, with 25% vesting on March 1, 2022, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to a continued service relationship with us.

(8)

These options vest over four years, with 25% vesting on January 18, 2023, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to a continued service relationship with us.

Additional Narrative Disclosure

401(k) Savings Plan. We participate in a retirement savings plan, or 401(k) plan, that is intended to qualify for favorable tax treatment under Section 401(a) of the Code, and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. U.S. employees who are at least 21 years of age are generally eligible to participate in the 401(k) plan, subject to certain criteria. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. An employee’s interest in his or her salary deferral contributions is 100% vested when contributed. We have the ability to make discretionary contributions under the plan and all eligible employees will receive a Safe Harbor matching contribution up to 4% of eligible pay for the 2022 plan year.

Health and Welfare Benefits. All of our full-time employees, including our executive officers are eligible to participate in certain medical, disability and life insurance benefit programs offered by us. We pay the premiums for term life insurance and long-term disability for all of our employees, including our executive officers. We also provide all employees, including executive officers, with a flexible spending account plan and paid time off benefits including, vacation, sick time and holidays. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees or executives.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Equity Compensation Plan Information

Please see Proposal No. 2.

DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of our board of directors and received compensation for such service during the fiscal year ended December 31,

2022. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2022. We reimburse members of our board of directors for reasonable travel expenses. Dr. Nichtberger, our Chief Executive Officer and President, did not receive any compensation for his service as a member and Chairman of our board of directors in 2022. Dr. Nichtberger’s compensation for service as an employee for fiscal years 2022 and 2021 is presented in “Executive Compensation—2022 Summary Compensation Table.”

Name	Fees Earned or Paid In Cash ($)	Option Awards (1)(2)	All Other Compensation	Total ($)
Catherine Bollard, MBChB, M.D.	54,000	19,576	—	73,576
Scott Brun, M.D.	51,500	19,576	—	71,076
Richard Henriques, MBA	60,000	19,576	—	79,576
Mark Simon, MBA	60,500	19,576	—	80,076

(1)

Amount shown reflects the grant date fair value of an option award granted during 2022. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718, disregarding the effect of estimated forfeitures related to service-based vesting. See Note 9 to the financial statements in our 2022 Annual Report on Form 10-K regarding assumptions we made in determining the fair value of option awards.

(2)

As of December 31, 2022, the aggregate number of shares subject to option awards held by our non-employee directors were: Dr. Bollard: 90,428; Dr. Brun: 66,000; Mr. Henriques: 90,428 and Mr. Simon: 90,428. As of December 31, 2022, the aggregate number of unvested shares outstanding held by our non-employee directors were: Dr. Bollard: 22,000; Dr. Brun: 22,000; Mr. Henriques: 22,000 and Mr. Simon: 22,000.

Amended and Restated Non-Employee Director Compensation Policy

In connection with our initial public offering, we adopted a formal director compensation policy, which was amended in February 2020 and December 2021, or the director compensation policy. Under our director compensation policy, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of each committee receives a higher retainer for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Retainer ($)	Chairperson Annual Retainer ($)
Board of Directors	40,000	—
Audit Committee	7,500	15,000
Compensation Committee	5,000	10,000
Nominating and Corporate Governance Committee	4,000	8,000

We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.

In addition, each new non-employee director elected to our board of directors will be granted an initial, one-time award of a stock option to purchase 44,000 shares, which shall vest in equal quarterly installments over a three-

year period from the date of vesting commencement, subject to continued service as a director through each such vesting date. Commencing as of our Annual Meeting in 2021, on the date of each annual meeting of stockholders of our company, each non-employee director will receive an annual stock option award of 22,000 shares, which shall vest in full upon the earlier to occur of the first anniversary of the date of grant or the date of the next annual meeting provided, however, that all vesting shall cease if the director resigns from the board of directors or otherwise ceases to serve as a director, unless the board of directors determines that the circumstances warrant continuation of vesting.

This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive compensation” and “Director compensation” in this proxy statement and the transactions described below, since January 1, 2021, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2021 and 2022) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

December 2022 Offering

In December 2022, we issued 126,815 shares of our common stock at a price of $5.52 per share and to certain investors in lieu of common stock, pre-funded warrants to purchase 6,213,776 shares of common stock at a price of $5.51999 per pre-funded warrant. Certain existing holders of five percent or more of a class of our capital stock participated in the transaction, as evidenced by the table below.

Greater than Five Percent Holder	Aggregate Pre-Funded Warrants Purchased	Aggregate Purchase Price
Entities affiliated with Venrock Healthcare Capital Partners	1,811,594	$9,999,980.76
Adage Capital Partners LP	597,830	$3,300,015.62
Cormorant Global Healthcare Master Fund, LP	271,740	$1,500,002.08
Lynx1 Master Fund LP	543,480	$3,000,004.16

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, we adopted bylaws which provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

We have entered into and in the future plan to enter into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Related person transaction policy

Our board of directors adopted a written related person transaction policy providing that transactions with our directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by our audit committee. This policy became effective on October 29, 2019, the date our registration statement for our initial public offering became effective. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar amount involved in the related person transaction;

•	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the related-party transaction; and

•

any other information regarding the related-party transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 3, 2023 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own greater-than-5.0% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 31,340,989 shares of our common stock outstanding as of April 3, 2023.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 3, 2023 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Cabaletta Bio, Inc., 2929 Arch Street, Suite 600, Philadelphia, Pennsylvania 19104.

	Shares beneficially owned
Name and address of beneficial owner(1)	Number	Percentage
> 5% Stockholders:
Alger Associates, Inc.(2)	3,478,427	11.10%
Lynx1 Capital Management L.P.(3)	2,825,976	9.02%
Entities Affiliated with Adage Capital Partners, L.P.(4)	2,559,358	8.16%
Cormorant Global Healthcare Master Fund, LP (5)	1,971,739	6.29%
Entities affiliated with Venrock Healthcare Capital Partners(6)	1,895,285	6.05%

Named Executive Officers and Directors:
Steven Nichtberger, M.D.(7)	2,402,955	7.42%
Gwendolyn K. Binder, Ph.D.(8)	439,739	1.38%
David Chang, M.D., M.P.H.(9)	353,934	1.12%
Catherine Bollard, MBChB, M.D.(10)	91,428	*
Scott Brun, M.D.(11)	47,667	*
Richard Henriques, MBA(12)	90,428	*
Mark Simon, MBA(13)	233,572	*
All executive officers and directors as a group (10 persons)(14)	4,189,084	12.33%

*	Represents beneficial ownership of less than one percent.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Cabaletta Bio, Inc., 2929 Arch Street, Suite 600, Philadelphia, Pennsylvania 19104.
(2)

The information is based on a Schedule 13G filed with the SEC on February 10, 2023. Consists of 3,478,427 shares beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of Fred Alger Management, LLC (“FAM”), a registered investment adviser. FAM is a 100% owned subsidiary of Alger Group Holdings, LLC (“AGH”), a holding company. AGH is a 100% owned subsidiary of Alger Associates, Inc., a holding company. The address of the foregoing entities is 100 Pearl Street, 27th Floor, New York, NY 10004.
(3)

The information is based on a Schedule 13G/A filed with the SEC on February 14, 2023. Consists of 2,825,976 shares of common stock held by Lynx1 Master Fund LP (“Lynx1 Fund”). Lynx1 Capital Management LP (“Lynx1 Management”) is the investment manager to Lynx1 Fund, and Mr. Weston Nichols is the sole member of Lynx1 Capital Management GP LLC, the general partner of Lynx1 Management. Mr. Nichols shares voting and investment power over the shares held by Lynx1 Fund and as a result may be deemed to have beneficial ownership of such shares. The address for the foregoing persons is c/o Lynx1 Capital Management LP, 151 Calle de San Francisco, Suite 200, PMB 1237, San Juan, PR 00901-1607.

(4)

The information is based on a Schedule 13G/A filed with the SEC on February 9, 2023. Consists of 2,541,645 shares of common stock and 17,713 shares of common stock issuable upon the exercise of pre-funded warrants held by Adage Capital Partners, L.P. (“ACP”). Adage Capital Partners GP, L.L.C. (“ACPGP”) is the general partner of ACP. Adage Capital Advisors, L.L.C. (“ACA”) is managing member of ACPGP. Robert Atchinson and Phillip Gross are managing members of ACA and ACPGP and are general partners of ACP. Each of ACP, ACPGP, ACA, Robert Atchinson, and Phillip Gross have shared voting and dispositive power over all of the shares. The ability of the Adage entities to exercise their pre-funded warrants is subject to a beneficial ownership limitation, which prevents the Adage entities from exercising any portion of the warrants to the extent such exercise would result in the Adage entities exceeding a certain percentage of the total number of issued and outstanding shares of our common stock following such exercise. The address for Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(5)

The information is based on a Schedule 13G/A filed with the SEC on February 14, 2023. Consists of (i) 817,315 shares held by Cormorant Global Healthcare Master Fund, LP (the “Master Fund”) and (ii) 1,154,424 shares held by Cormorant Private Healthcare Fund II, LP. (“Fund II”). Cormorant Global Healthcare GP, LLC and Cormorant Private Healthcare GP II, LLC serve as the general partners of the Master Fund and Fund II, respectively. Cormorant Asset Management, LP serves as the investment manager to the Master Fund and Fund II. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC, Cormorant Private Healthcare GP II, LLC and the general partner of Cormorant Asset Management, LP and may be deemed to have voting and investment control over the shares held by the Master Fund and Fund II. The address of these entities is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(6)

The information is based on a Schedule 13G filed with the SEC on December 23, 2022. Consists of (i) 498,272 shares held by Venrock Healthcare Capital Partners III, L.P. (“VHCP III LP”), (ii) 49,842 shares held by VHCP Co-Investment Holdings III, LLC (“VHCP Co-Investment III”) and (iii) 1,347,171 shares held by Venrock Healthcare Capital Partners EG, L.P. (“VHC PEG”). VHCP Management III, LLC is the general partner of VHCP III LP and the manager of VHCP Co-Investment III. VHCP Management EG, LLC is the general partner of VHC PEG. Messrs. Nimish Shah and Bong Koh are the voting members of VHCP Management III, LLC and VHCP Management EG, LLC. The address for the individuals and entities listed above is 3340 Hillview Avenue, Palo Alto, California 94304.

(7)

Consists of (i) 986,483 shares of common stock held by Dr. Nichtberger, (ii) 363,000 shares of common stock held by the 2017 Nichtberger Family Trust, or the Trust Shares, and (iii) 1,053,472 shares of common stock underlying options exercisable within 60 days of April 3, 2023. Dr. Nichtberger may be deemed to beneficially own the Trust Shares. Dr. Nichtberger disclaims beneficial ownership of the Trust Shares and this shall not be deemed an admission that he is the beneficial owner of the Trust Shares.

(8)	Consists of (i) 20,000 shares of common stock held and (ii) 419,739 shares of common stock underlying options exercisable within 60 days of April 3, 2023.
(9)	Consists of 353,934 shares of common stock underlying options exercisable within 60 days of April 3, 2023.
(10)	Consists of (i) 1,000 shares of common stock held and (ii) 90,428 shares of common stock underlying options exercisable within 60 days of April 3, 2023.
(11)	Consists of 47,667 shares of common stock underlying options exercisable within 60 days of April 3, 2023.

(12)	Consists of 90,428 shares of common stock underlying options exercisable within 60 days of April 3, 2023.
(13)	Consists of (i) 143,144 shares of common stock held and (ii) 90,428 shares of common stock underlying options exercisable within 60 days of April 3, 2023.
(14)

See notes (7) through (13); also includes an aggregate of (i) 50,000 shares of common stock and (ii) 479,361 shares of common stock subject to options exercisable within 60 days of April 3, 2023 held by Anup Marda, our Chief Financial Officer, Michael Gerard, our General Counsel and Secretary, and Arun Das, M.D., our Chief Business Officer.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Cabaletta’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Cabaletta’s independent registered public accounting firm, (3) the performance of Cabaletta’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Cabaletta’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Cabaletta’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements of Cabaletta for the fiscal year ended December 31, 2022. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the audit committee has received written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements of Cabaletta be included in Cabaletta’s 2022 Annual Report that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF

DIRECTORS OF CABALETTA BIO, INC.

Richard Henriques, MBA, Chairperson

Scott Brun, M.D.

Mark Simon, MBA

April 21, 2023

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Annual Report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Cabaletta Bio, Inc., 2929 Arch Street, Suite 600, Philadelphia, PA 19104, Attention: Corporate Secretary, telephone: 267-759-3100 x1100. If you want to receive separate copies of the proxy statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 23, 2023. However, if the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals must be delivered by mail to and should be addressed to Cabaletta Bio, Inc., 2929 Arch Street, Suite 600, Philadelphia, PA 19104, Attention: Corporate Secretary. We also encourage you to submit any such proposals via email to proxyproposal@cabalettabio.com.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2024 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 2, 2024 and no later than March 3, 2024. Stockholder proposals and the required notice should be addressed to Cabaletta Bio, Inc., 2929 Arch Street, Suite 600, Philadelphia, PA 19104, Attention: Corporate Secretary.

In addition, to comply with the SEC’s new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice by the same deadline noted herein to submit a notice of nomination for the 2024 Annual Meeting of Stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b).

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

ANNEX A

CABALETTA BIO, INC.

2019 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Cabaletta Bio, Inc. 2019 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Cabaletta Bio, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), Nasdaq Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the Registration Date, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s initial public offering.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Registration Date” means the date upon which the registration statement on Form S-1 that is filed by the Company with respect to its initial public offering is declared effective by the Securities and Exchange Commission.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.00001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company including the Chief Executive

Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,342,288 shares (the “Initial Limit”), subject to adjustment as provided in Section 3(c), plus on January 1, 2020 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by 4% percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31 (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2020 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 2,342,288 shares of Stock, subject in all cases to adjustment as provided in Section 3(c). For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Company’s 2018 Stock Option and Incentive Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $1,000,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

(c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an

Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such employees, Non-Employee Directors and Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5. STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant, or (iii) if the Stock Option is otherwise compliant with Section 409A.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14. SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. The Administrator is specifically authorized to exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect the repricing of such Awards through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 17. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon the date immediately preceding the Registration Date, subject to prior stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with the General Corporation Law of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: OCTOBER 14, 2019

DATE APPROVED BY STOCKHOLDERS: OCTOBER 14, 2019

AMENDMENT NO. 1

TO THE

CABALETTA BIO, INC.

2019 STOCK OPTION AND INCENTIVE PLAN

WHEREAS, Cabaletta Bio, Inc. (the “Company”) maintains the Cabaletta Bio, Inc. 2019 Stock Option and Incentive Plan (the “Plan”), which was previously adopted by the Board of Directors of the Company (the “Board”) and approved by the stockholders of the Company;

WHEREAS, the Board desires to amend the Plan to increase the number of shares available for issuance under the Plan;

WHEREAS, Section 16 of the Plan provides that the Board may amend the Plan at any time, subject to certain conditions set forth therein; and

WHEREAS, this Amendment will become effective upon approval by the Company’s stockholders at the Company’s 2023 Annual Meeting and if, for any reason, the Company’s stockholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.

NOW, THEREFORE:

1. Section 3(a) of the Plan is hereby amended by deleting “2,342,288” where it appears in the first sentence thereof and replacing it with “5,342,288.”

2. Effective Date of Amendment. This Amendment to the Plan shall become effective upon the date that it is approved by the Company’s stockholders in accordance with applicable laws and regulations.

3. Other Provisions. Except as set forth above, all other provisions of the Plan shall remain unchanged.

IN WITNESS WHEREOF, this Amendment No. 1 to the Plan has been adopted by the Board of Directors of the Company on April 7, 2023 and approved by the stockholders of the Company on                , 2023.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET
Go To: www.proxypush.com/CABA
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1-866-430-8263
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided
You must pre-register to attend the meeting online at www.proxydocs.com/CABA

Cabaletta Bio, Inc.
Annual Meeting of Stockholders
For Stockholders of record as of April 03, 2023
TIME:	Thursday, June 1, 2023 9:00 AM, Eastern Time
PLACE:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/CABA for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Steven Nichtberger, M.D. and Anup Marda, the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them to vote all the shares of common stock of Cabaletta Bio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSAL IN ITEM 2 AND FOR THE PROPOSAL IN ITEM 3. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Cabaletta Bio, Inc.

Annual Meeting of Stockholders

Please make your marks like this:	X

The Board of Directors Recommends a Vote FOR the director nominee listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

BOARD OF
DIRECTORS
	PROPOSAL		YOUR VOTE		RECOMMENDS

1.	To elect one class I director to serve until the 2026 annual meeting of our stockholders.				FOR
	1.01 Scott Brun, M.D.	FOR ☐	WITHHOLD ☐
		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to our 2019 Stock Option and Incentive Plan.	☐	☐	☐	FOR

3.	To ratify the appointment of Ernst & Young as our independent registered public accounting firm	☐	☐	☐	FOR
for the fiscal year ending December 31, 2023.

NOTE: The Board of Directors will consider and act upon any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

You must pre-register to attend the meeting online at www.proxydocs.com/CABA

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature (Title and name of Corporation if applicable)	Date	Signature (if held jointly)	Date